UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 31, 2005


                               SWISS MEDICA, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   000-09489                    98-0355519
(State or other jurisdiction        (Commission                 (IRS Employer
       of incorporation)            File Number)             Identification No.)


          53 Yonge Street, 3rd Floor                             M5E 1J3
               Toronto, Ontario, Canada                        (Zip Code)
    (Address of principal executive offices)

        Registrant's telephone number, including area code (416) 868-0202

--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

      See the information set forth under "Item 2.01 Completion of Acquisition or Disposition of Assets," which is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

      On March 31, 2005, Swiss Medica, Inc., a Delaware corporation (the "Company"), Anti-Depression BioHealth Solutions, Inc., a Florida corporation ("ADBSI") and UTEK Corporation, a Delaware corporation ("UTEK") entered into an Agreement and Plan of Acquisition (the "Acquisition Agreement"). The acquisition of ADBSI was completed pursuant to the terms of the Acquisition Agreement and closed on March 31, 2005. All outstanding shares of common stock of ADBSI were exchanged for 2,105,263 unregistered shares of Class A common stock of the Company. As additional consideration pursuant to the terms of the Acquisition Agreement, the Company paid UTEK, the sole shareholder of ADBSI, $96,673.00 in cash. As result of the closing under the Acquisition Agreement, ADBSI became a wholly-owned subsidiary of the Company.

      There are no material relationships between the Company or its affiliates and any of the parties to the Acquisition Agreement, other than in respect of the Acquisition Agreement.

      On March 31, 2005, in connection with the Acquisition Agreement, ADBSI obtained a 48-month exclusive option to acquire an exclusive license to Nutraceutical intellectual property and products developed or manufactured using the Nutraceutical intellectual property from Back Bay pursuant to the terms of the Option Agreement, subject to the rights of existing licenses to such technology (the "Option Agreement"). ADBSI may exercise this option after receipt of Back Bay Scientific, Inc.'s, a Delaware corporation ("Back Bay"), notice of completion of the development of Nutraceutical intellectual property or related products, or upon termination of an existing license agreement relating to the Nutraceutical technology. The terms of a license agreement for Nutraceutical intellectual property will entitle ADBSI to the same terms of the Patent License Agreement dated March 31, 2005, between ADBSI and Back Bay ("Patent License Agreement"). Pursuant to the terms of the Option Agreement, if Massachusetts Institute of Technology, or the patent assignor, requires an upfront fee, this fee will be passed through to ADBSI and a portion of it will be applied towards future royalty payments. If ADBSI does not exercise its option after receipt of the notice, the Option Agreement terminates as to the specific Nutraceutical intellectual property or product as described in such notice. ADBSI's option continues during the 48-month term with respect to any materially more valuable or materially more commercially viable Nutraceutical intellectual property or products that may be developed. In consideration for the Option, ADBSI agreed to pay Back Bay $60,000 in four equal payments of $15,000. The first payment was made upon the effectiveness of the Option Agreement, and the remaining three payments are due on the first, second and third anniversary dates of the Option Agreement. ADBSI has already paid the first $15,000 installment. ADBSI's ability to exercise the option pursuant to the Option Agreement is subject to the ability to license the underlying intellectual property from Massachusetts Institute of Technology.

      ADBSI's assets include an exclusive license to, among other things, develop and market patented and proprietary PMS Escape product pursuant to the Patent License Agreement. This royalty-bearing exclusive license gives ADBSI rights to use, manufacture and distribute the PMS Escape product or any other product developed from certain patent rights licensed to Back Bay in the United States and Canada. This agreement also gives ADBSI the rights to use all intellectual property related to PMS Escape, except the patent rights, in connection with the marketing, sale and distribution of the product. Pursuant to the terms of the agreement, ADBSI may market PMS Escape product under a different name and sublicense its rights, subject to Back Bay's written consent. Upon the execution of this agreement, ADBSI agrees to pay a one-time, non-refundable fee of $125,000 to Back Bay and to prepay for Back Bay's finished PMS Escape and packaging inventory. The $125,000 fee was paid on ADBSI's behalf by UTEK. The Company in turn, paid UTEK $25,000 to cover a portion of such fee. In exchange for the license, ADBSI must pay BBS a royalty equal to 5% of the net sales of PMS Escape and other products covered under the License Agreement. Pursuant to the terms of the Acquisition Agreement, ADBSI will provide to Back Bay a business plan that outlines the development and commercialization of the PMS Escape product. Under this agreement, if ADBSI does not meet the annual minimum royalty payments after the first year, Back Bay has the right to convert the license to a non-exclusive license. ADBSI has the right, but not the obligation, to prosecute any actions concerning any claims of infringement. The term of this agreement is five years, with automatic three-year renewal terms so long as royalty payments have been paid to Back Bay pursuant to the agreement. ADBSI has the right to terminate the Patent License Agreement for Back Bay's uncured breach of the license or by providing prior written notice to Back Bay at least six months prior to either the expiration of the term on March 31, 2010 or each three-year renewal term. Back Bay may terminate the agreement for ADBSI's uncured breach of the agreement or upon prior written notice in the event the license becomes non-exclusive or if ADBSI ceases to conduct its business related to this agreement.

      ADBSI also entered into a Consulting Agreement with Back Bay and its principals Marc Tobin, Judith Wurtman, Ph.D. and Dr. Richard Wurtman on March 31, 2005. Pursuant to the terms of the Consulting Agreement, Mr. Tobin, Dr. Judith Wurtman and Dr. Richard Wurtman will provide consulting services relating to PMS Escape and other products to which ADBSI obtains rights under the Patent License Agreement. The initial term of the Consulting Agreement expires on April 1, 2009 and automatically renews for additional one-year terms, unless the Patent License Agreement is no longer in effect or either party elects not to renew the Consulting Agreement at least 30 days prior to the expiration of the initial or renewal term. Upon the execution of the Consulting Agreement, gave Back Bay a 10% equity ownership in ADBSI, which, in turn, converted into 10% of the equity ownership UTEK received from the Company upon consummation of the Acquisition Agreement. In consideration for the Consulting Agreement, ADBSI agreed to pay Back Bay $200,000 in four equal payments of $50,000. The first payment was made upon the effectiveness of the Consulting Agreement, and the remaining three payments are due on the first, second and third anniversary dates of the Consulting Agreement.

      The Acquisition Agreement and Press Release are filed herewith and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) The Company will file financial statements of the business acquired, and any required pro forma financial information, by an amendment to this Current Report, which will be filed no later than the date required by Item 9.01 of Form 8-K.


(c) Exhibits.

Exh. No. Description
-------  -----------
10.1. Agreement and Plan of Acquisition, dated March 31, 2005, by and between the Company, Anti-Depression BioHealth Solutions, Inc. and UTEK Corporation.

99.1     Press Release issued April 5, 2005.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SWISS MEDICA, INC.
                                                  (Registrant)

Date: April 6, 2005
                                       /s/ Raghu Kilambi
                                       --------------------------------------
                                       Raghu Kilambi, Chief Executive Officer